Exhibit 99.1

NEWS RELEASE

CONTACT: Sara Grootwassink		6110 Executive Blvd., Suite 800 Rockville, Maryland 20852
Chief Financial Officer		Tel 301-984-9400
Direct Dial: 301-255-0820		Fax 301-984-9610
E-Mail: sgrootwassink@writ.com		www.writ.com

Newspaper Quote: WRIT

Page 1 of 6	FOR IMMEDIATE RELEASE	February 16, 2006

WASHINGTON REAL ESTATE INVESTMENT TRUST ANNOUNCES RESULTS FOR

THE QUARTER ENDED DECEMBER 31, 2005

Washington Real Estate Investment Trust (WRIT) reported the following results today:

	For the three months Ended December 31,		For the twelve months Ended December 31,
	2005	2004	2005	2004
Net Income Per Share – Diluted	$0.26	$0.30	$1.84	$1.09
Funds from Operations (“FFO”) Per Share – Diluted	$0.54	$0.52	$2.07	$2.05

•	Fourth quarter 2005 Net Income per fully diluted share was $0.26, a $0.04 per share decrease from the fourth quarter of 2004, due primarily to the $1.0 million gain on the sale of 8230 Boone Boulevard in the fourth quarter of 2004. Net income per fully diluted share was $1.84 compared to $1.09 for the twelve months ended December 31, 2005 and 2004, respectively. This increase was primarily due to the $35.1 million gain on the sale of four properties in 2005 and recognition of the $1.9 million previously deferred gain from the Boone Boulevard sale in 2004.

•	Funds from Operations (“FFO”) per fully diluted share, a non-GAAP financial measure, for the fourth quarter 2005 was $0.54, a $0.02 and 3.8% increase from the fourth quarter of 2004. FFO per fully diluted share for the twelve months ended December 31, 2005 was $2.07, compared to $2.05 per fully diluted share for the twelve months ended December 31, 2004.

A reconciliation of net income to FFO is provided on the attached income statement.

“As we head into the New Year, I believe WRIT will achieve continued solid quarter to quarter performance,” said Edmund B. Cronin, Jr., Chairman, President and CEO.

Company Information

WRIT is a self-administered, self-managed, equity real estate investment trust investing in income-producing properties in the greater Washington/Baltimore metropolitan region. WRIT owns a diversified portfolio of 70 properties consisting of 12 retail centers, 21 office properties, 7 medical office properties, 21 industrial properties and 9 multifamily properties. We also own land for development.

WRIT’s dividends have increased every year for 35 consecutive years. WRIT’s FFO per share has increased every year for 33 consecutive years. WRIT shares are publicly traded on the New York Stock Exchange (symbol: WRE).

Note: WRIT’s press releases and supplemental financial information are available on the company website at www.writ.com or by contacting Investor Relations at 301-984-9400.

Certain statements in this press release and the supplemental disclosures attached hereto are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that may cause actual results to differ materially. Such risks, uncertainties and other factors include, but are not limited to, fluctuations in interest rates, availability of raw materials and labor costs, levels of competition, the effect of government regulation, the availability of capital, weather conditions, the timing and pricing of lease transactions and changes in general and local economic and real estate market conditions, and other risks and uncertainties detailed from time to time in our filings with the SEC, including our 2004 Form 10-K. We assume no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

FINANCIAL HIGHLIGHTS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
OPERATING RESULTS	2005	2004	2005	2004
Revenue
Real estate rental revenue	$49,258	$43,724	$190,046	$171,646

Expenses
Real estate expenses	15,041	12,968	58,116	51,328
Depreciation and amortization	11,694	10,283	47,161	39,309
General and administrative	1,644	1,622	8,005	6,194

	28,379	24,873	113,282	96,831

Other (expense) income:
Interest expense	(10,074)	(8,551)	(37,743)	(34,500)
Other income	263	88	918	326
Other income from property settlement	—	—	504	—

Total other expense	(9,811)	(8,463)	(36,321)	(34,174)

Income from continuing operations	11,068	10,388	40,443	40,641

Discontinued operations:
Income from operations of properties sold or held for sale	—	966	184	3,894
Gain on property disposed	—	1,029	37,011	1,029

Net Income	$11,068	$12,383	$77,638	$45,564

Income from continuing operations	$11,068	$10,388	$40,443	$40,641
Other income from property settlement	—	—	(504)	—
Continuing operations real estate depreciation and amortization	11,694	10,283	47,161	39,309

Funds from continuing operations	$22,762	$20,671	$87,100	$79,950

Income from discontinued operations before gain on disposal	—	966	$184	$3,894
Discontinued operations real estate depreciation and amortization	—	302	71	1,784

Funds from discontinued operations	—	1,268	$255	$5,678

Funds from operations(1)	$22,762	$21,939	$87,355	$85,628

Tenant improvements (3)	(3,520)	(3,057)	(8,932)	(9,432)
External and internal leasing commissions capitalized	(1,004)	(923)	(4,272)	(2,713)
Recurring capital improvements	(2,445)	(3,009)	(9,125)	(9,068)
Straight-line rents, net	(730)	(610)	(3,070)	(2,129)
Non real estate depreciation & amortization	479	400	1,745	1,698
Amortization of lease intangibles, net	(17)	51	(17)	(12)
Amortization of restricted share compensation	299	—	1,134	—
Other	7	—	308	—

Funds Available for Distribution (2)	$15,831	$14,791	$65,126	$63,972

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Per Share Data
Income from continuing operations
(Basic)	$0.26	$0.25	$0.96	$0.98
(Diluted)	$0.26	$0.25	$0.96	$0.97
Net income
(Basic)	$0.26	$0.30	$1.85	$1.09
(Diluted)	$0.26	$0.30	$1.84	$1.09
Funds from continuing operations
(Basic)	$0.54	$0.50	$2.07	$1.92
(Diluted)	$0.54	$0.49	$2.06	$1.91
Funds from operations
(Basic)	$0.54	$0.53	$2.08	$2.06
(Diluted)	$0.54	$0.52	$2.07	$2.05

Dividends paid	$0.4025	$0.3925	$1.6000	$1.5500
Weighted average shares outstanding	42,013	41,711	42,069	41,642
Fully diluted weighted average shares outstanding	42,131	41,911	42,203	41,863

(1)	Funds From Operations (“FFO”) – The National Association of Real Estate Investment Trusts, Inc. (“NAREIT”) defines FFO (April, 2002 White Paper) as net income (computed in accordance with generally accepted accounting principles (“GAAP”)) excluding gains (or losses) from sales of property plus real estate depreciation and amortization. We consider FFO to be a standard supplemental measure for equity real estate investment trusts (“REITs”) because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which historically assumes that the value of real estate assets diminishes predictably over time. Since real estate values have instead historically risen or fallen with market conditions, we believe that FFO more accurately provides investors an indication of our ability to incur and service debt, make capital expenditures and fund other needs.
(2)	Funds Available for Distribution (“FAD”) is calculated by subtracting from FFO (1) recurring expenditures, tenant improvements and leasing costs that are capitalized and amortized and are necessary to maintain our properties and revenue stream and (2) straight line rents, then adding (3) non-real estate depreciation and amortization and (4) non-cash rent abatement amortization, and adding or subtracting amortization of lease intangibles, as appropriate. FAD is included herein, because we consider it to be a measure of a REIT’s ability to incur and service debt and to distribute dividends to its shareholders. FAD is a non-GAAP and non-standardized measure, and may be calculated differently by other REITs.
(3)	Tenant improvements for the twelve months ended December 31, 2004 include payments to one tenant of $1.1 million.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

WASHINGTON REAL ESTATE INVESTMENT TRUST

CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	December 31, 2005	December 31, 2004
Assets
Land	$226,217	$204,831
Income producing property	1,024,702	895,553
Accumulated depreciation and amortization	(240,153)	(200,375)

Net income producing property	1,010,766	900,009
Development in progress	58,241	12,280

Total investment in real estate, net	1,069,007	912,289
Investment in real estate held for sale, net	—	36,986
Cash and cash equivalents	4,938	5,065
Restricted cash	1,764	962
Rents and other receivables, net of allowance for doubtful accounts of 2,916 and 2,636, respectively	25,258	21,402
Prepaid expenses and other assets	40,318	34,969
Other assets related to properties held for sale	—	720

Total Assets	$1,141,285	$1,012,393

Liabilities
Accounts payable and other liabilities	$32,728	$22,586
Advance rents	5,572	5,108
Tenant security deposits	7,393	5,784
Other liabilities related to properties held for sale	—	848
Mortgage notes payable	169,617	173,429
Lines of credit	24,000	117,000
Notes payable	520,000	320,000

Total Liabilities	759,310	644,755

Minority interest	1,670	1,629

Shareholders’ Equity
Shares of beneficial interest, $.01 par value; 100,000 shares authorized: 42,139 and 42,000 shares issued and outstanding, respectively	421	420
Additional paid-in capital	407,972	405,029
Distributions in excess of net income	(25,228)	(35,544)
Less: Deferred compensation on restricted shares	(2,860)	(3,896)

Total Shareholders’ Equity	380,305	366,009

Total Liabilities and Shareholders’ Equity	$1,141,285	$1,012,393

(1)	Certain prior year amounts have been reclassified to conform to the current year presentation.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Occupancy Levels by Core Portfolio (1) and All Properties

	Core Portfolio		All Properties
Sector	4th QTR 2005	4th QTR 2004	4th QTR 2005	4th QTR 2004
Multifamily	92.0%	91.6%	92.0%	91.6%
Office Buildings	89.2%	88.0%	89.0%	86.6%
Medical Office	99.6%	98.6%	98.5%	98.1%
Retail Centers	98.3%	95.8%	98.6%	95.8%
Industrial/Flex Centers	93.0%	94.2%	94.9%	94.3%

Overall Portfolio	92.4%	91.5%	92.8%	90.6%

(1)	Core portfolio properties include all properties that were owned for the entirety of the current and prior year reporting periods. For Q4 2005 and Q4 2004, core portfolio properties exclude 8301 Arlington Boulevard, Dulles Business Park, 8230 Boone Boulevard, Tycon Plaza II, Tycon Plaza III, 7700 Leesburg Pike, Frederick Crossing, DBP Coleman Building, Albemarle Point, and Pepsi Distribution Center.

Acquisition Summary

	Acquisition Date	Square Feet	Leased Percentage at Acquisition	December 31, 2005 Leased Percentage	Investment (in thousands)
Frederick Crossing Shopping Center Frederick, MD	03/23/05	294,724	100%	100%	$44,800
Coleman Building Chantilly, VA	04/08/05	59,767	64%	100%	$8,800
Albemarle Point Chantilly, VA	07/29/05	296,105	97%	97%	$66,800
Dulles Station* Herndon, VA	12/02/05	N/A	N/A	N/A	$24,700

Total					$145,100

*	Land held for development

Disposition Summary

	Disposition Date	Property Type	Square Feet	Sale Price (in thousands)	GAAP Gain (in thousands)
8230 Boone Blvd	11/15/04	Office	58,000	$10,000	$1,883	*
7700 Leesburg Pike	02/01/05	Office	147,000	$20,150	$8,527
Tycon Plaza II	02/01/05	Office	127,000	$19,400	$8,867
Tycon Plaza III	02/01/05	Office	137,000	$27,950	$14,696
Pepsi-Cola Distribution Center	09/08/05	Industrial	69,000	$6,000	$3,038

		Total	538,000	$83,500	$37,011

*	Reflects the recognition of deferred gain in conjunction with property disposal in November 2004.

Washington Real Estate Investment Trust

FOR IMMEDIATE RELEASE

Subsequent Event

On February 14, 2006, WRIT acquired Hampton Overlook and Hampton South, five warehouse buildings totaling 303,070 SF, for $23.1 million. The properties are located in Prince George’s County and are 74% leased.

Conference Call Information

WRIT will conduct a Conference/Webcast Call to discuss 4th Quarter on Friday, February 17, 2006 at 11:00 AM, Eastern Time. Conference call access information is as follows:

USA Toll Free Number:	1-888-271-8857
International Toll Number:	1-706-679-7697
Leader:	Sara Grootwassink
Conference ID:	4032660

The instant replay of the Conference Call will be available until March 3, 2006 at 11:59 PM Eastern Time. Instant Replay access information is as follows:

USA Toll Free Number:	1-800-642-1687
International Toll Number:	1-706-645-9291
Conference ID:	4032660

The live on-demand webcast of the Conference Call will also be available on WRIT’s website at www.writ.com. The on-line playback of the webcast will be available at www.writ.com for 30 days following the Conference Call.